[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE QUASAR INSTITUTIONAL FUND

10f-3 TRANSACTIONS FOR THE PERIOD MAY 1, 1999 THROUGH MAY 31, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   05/31/99
Flycast Communications Cor05/04/99 100      0.00%    $25.00   29,100     3,000   0.97%    BT Alex Brown          0
CAIS Internet, Inc.       05/20/99 200      0.00%    $19.00   45,900     6,000   0.77%    Bear Stearns           0
Juno Online Services      05/25/99 200      0.00%    $13.00   33,200     6,500   0.51%    Salomon Smith Barney   0
Starmedia Network, Inc.   05/25/99 400      0.00%    $15.00   81,400     8,000   1.02%    Goldman Sachs          0
RCN Corp.                 05/26/99 3,900    0.00%    $39.00   706,700    8,000   8.83%    Salomon Smith Barney   4,200

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1999 THROUGH AUGUST 31, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   08/31/99
Citadel Communications Cor06/21/99 6,600    0.00%    $29.25   347,600    10,000  3.48%    CS First Boston        0
Globespan, Inc.           06/23/99 200      0.00%    $15.00   47,400     3,250   1.46%    BancBoston Robertson   0
Internet.com              06/25/99 400      0.00%    $14.00   81,800     3,400   2.41%    Piper Jaffray          0
Persistence Software, Inc.06/25/99 100      0.00%    $11.00   25,100     3,000   0.84%    BancBoston Robertson   0
E-Loan, Inc.              06/28/99 100      0.00%    $14.00   22,700     3,500   0.65%    Goldman Sachs          0
Network Plus Corp.        06/29/99 1,400    0.00%    $16.00   283,200    8,000   3.54%    Goldman Sachs          0
Commerce One              07/01/99 300      0.00%    $21.00   59,000     3,300   1.79%    CS First Boston        0
Salem Communications Corp.07/01/99 2,200    0.00%    $22.50   133,700    8,400   1.59%    DB Clearing            0
Yankee Candle Co.         07/01/99 5,600    0.00%    $18.00   292,300    12,500  2.34%    Morgan Stanley         0
Commtouch Software Ltd.   07/13/99 200      0.00%    $16.00   42,000     3,000   1.40%    Piper Jaffray          0
Triquint Semiconductor, In07/13/99 3,000    0.00%    $43.63   155,900    3,865   4.03%    SG Cowen               4,100
National Information Conso07/15/99 1,000    0.00%    $12.00   211,500    13,000  1.63%    Lewco Securities       0
Ravisent Technologies, Inc07/15/99 3,400    0.00%    $12.00   176,700    5,000   3.53%    Bear Stearns           0
Engage Technologies, Inc. 07/19/99 300      0.00%    $15.00   63,000     6,000   1.05%    Goldman Sachs          0
Insweb Corp.              07/22/99 300      0.00%    $17.00   72,800     5,000   1.46%    Goldman Sachs          0
Focal Communications      07/27/99 1,200    0.00%    $13.00   235,600    9,950   2.37%    Salomon Smith Barney   0
Liberate Technologies     07/27/99 300      0.00%    $16.00   70,700     6,250   1.13%    CS First Boston        0
Digex, Inc.               07/29/99 600      0.00%    $17.00   135,600    10,000  1.36%    Bear Stearns           6,200
Net2Phone, Inc.           07/29/99 200      0.00%    $15.00   41,900     5,400   0.78%    Lewco Securities       0
1-800 Flowers.com, Inc.   08/02/99 200      0.00%    $21.00   33,700     6,000   0.56%    Goldman Sachs          0
The Acrerley Group, Inc.  08/02/99 11,300   0.00%    $15.25   595,600    4,200   14.18%   Salomon Smith Barney   0
Homestore.com             08/04/99 800      0.00%    $20.00   157,400    7,000   2.25%    Morgan Stanley         0
Agile Software Corp.      08/19/99 100      0.00%    $21.00   13,000     3,000   0.43%    Morgan Stanley         0

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1999 THROUGH OCTOBER 31, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   10/31/99
SDL, Inc.                 09/21/99 200      0.00%    $82.00   2,950      14,800  0.02%    CIBC World Markets     0
Trintech Group PLC        09/23/99 200      0.00%    $11.55   47,300     5,800   0.82%    DB Clearing Services   0
Foundry Networks          09/28/99 300      0.00%    $25.00   83,500     5,000   1.67%    DB Clearing Services   0
Telemate.Net Software, Inc09/29/99 100      0.00%    $14.00   23,700     3,500   0.68%    Soundview Technology   0
Intermap Network Services 09/29/99 400      0.00%    $20.00   112,200    8,700   1.29%    Morgan Stanley         0
DII Group, Inc.           09/29/99 2,900    0.00%    $33.00   669,800    6,000   11.16%   Salomon Smith Barney   2,900
Illuminet Holdings, Inc.  10/07/99 100      0.00%    $19.00   22,500     3,900   0.58%    Morgan Stanley         0
World Wrestling Federation10/18/99 2,200    0.00%    $17.00   133,000    10,000  1.33%    Bear Stearns           0
Radio Unica Communications10/18/99 1,300    0.00%    $16.00   79,600     6,840   1.16%    Salomon Smith Barney   0
Martha Stewart Living Omni10/18/99 500      0.00%    $18.00   31,200     7,200   0.43%    Advest                 0
Aether Systems, Inc.      10/20/99 300      0.00%    $16.00   89,400     6,000   1.49%    Merrill Lynch          0
Calpine Corp.             10/27/99 8,600    0.00%    $46.31   447,200    7,200   6.21%    CS First Boston        8,600
Predictive Systems, Inc.  10/27/99 100      0.00%    $18.00   31,300     4,000   0.78%    BancBoston Robertson   0

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.